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                                                                    EXHIBIT 5(b)

                                                December 17, 1996



KeySpan Energy Corporation,
  One MetroTech Center,
    Brooklyn, New York 11201-3850.


Dear Sirs:

     In connection with the registration under the Securities Act of 1933 (the "Act") of 51,000,000 shares (the "Securities") of Common Stock, par value $.33 1/3 per share, of KeySpan Energy Corporation, a New York corporation (the "Company"), we, as your special counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion, when (i) the Board of Directors of the Company and The Brooklyn Union Gas Company ("Brooklyn Union") have taken all required corporate action, (ii) the registration statement relating to the Securities (the "Registration Statement") has become effective under the Act, (iii) the
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KeySpan Energy Corporation                                                  -2-


Agreement and Plan of Exchange (the "Exchange Agreement") attached as Exhibit A to the Prospectus/Proxy Statement contained in the Registration Statement (the "Prospectus") has been duly adopted by Brooklyn Union shareholders at Brooklyn Union's Annual Meeting to be held on February 6, 1997, (iv) all conditions in the Exchange Agreement to the effectiveness of the share exchange provided for therein have been satisfied and a Restated Certificate of Incorporation of the Company substantially in the form attached as Exhibit B to the Prospectus has been duly filed with the Department of State of the State of New York (the "Department of State"), (v) a Certificate of Exchange under Section 913 of the New York Business Corporation Law has duly filed with the Department of State, and (vi) the Securities have been duly issued and sold in the transactions contemplated by the Exchange Agreement and the Prospectus, the Securities will be validly issued, fully paid, and nonassessable.

     The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.
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KeySpan Energy Corporation                                                  -3-


     Also, we have relied as to certain matters on information obtained from public officials, officers of the Company and Brooklyn Union and other sources believed by us to be responsible.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of KeySpan Common Stock" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                Very truly yours,


                                                /s/ Sullivan & Cromwell